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SandRidge Energy, Inc.

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SandRidge Energy, Inc. Agrees to Sell Permian Assets for $2.6 Billion In Cash

OKLAHOMA CITY, December 19, 2012 /PRNewswire/ — SandRidge Energy, Inc. (NYSE: SD) today announced that it has signed a definitive agreement to sell its Permian Basin properties to Sheridan Production Partners II, a privately held Houston-based oil and gas company, for $2.6 billion in cash. SandRidge announced on November 8 that it was exploring the sale of the assets.

Tom Ward, SandRidge’s Chairman and CEO, commented, “This is a great outcome for our shareholders. The sale of the Permian assets at this time has allowed us to capitalize on current strong valuations for mature, conventional Permian assets and generate a very strong return on our investment there.”

Noting that the Permian Basin assets were a key part of SandRidge’s planned strategic transition from a natural gas producer to an oil rich E&P company, Ward added, “With these proceeds we will have a cash balance of almost $3 billion and liquidity of over $3.5 billion, which we intend to use to reduce debt and strengthen the balance sheet. This will also allow us to fund development of our acreage position as well as future opportunities in the highly scalable, high return Mississippian Play.”

Ward continued, “We are excited about focusing our efforts on the Mississippian, which encompasses parts of northern Oklahoma and western Kansas, an area we believe generates some of the highest rates of return for horizontal drilling in the U.S. today. With 1.85 million net acres and 11,000 possible future drilling locations, the Company is the industry leader in the region. We also have a unique advantage because of extensive investments in critical infrastructure that make our operating costs there among the lowest in the industry. With the sale of the Permian assets, we will significantly reduce our debt balances and, with our ample cash and liquidity, be very well positioned to fund our capital expenditures through 2014 and deliver significant value to stockholders.”

The Permian properties being sold were producing approximately 24,500 Boe per day at the end of the third quarter (67% oil, 15% NGLs and 18% natural gas) and exclude assets associated with SandRidge Permian Trust (NYSE: PER).

The transaction is expected to close during the first quarter of 2013, subject to customary closing conditions, and will have an effective date of January 1, 2013. Additionally, revised 2013 operational guidance for SandRidge will be issued upon the closing of the sale. RBC Richardson Barr and Morgan Stanley & Co. LLC acted as financial advisors to the Company in connection with the transaction. The buyer of the assets, Sheridan Production Partners II, is the second series of Sheridan funds established for the management and ongoing development of mature producing oil and gas properties.

About SandRidge Energy:

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and CO2 treating and transportation facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent, Permian Basin, Gulf of Mexico, West Texas Overthrust and Gulf Coast. SandRidge’s internet address is www.sandridgeenergy.com.

Additional Information

SandRidge may file a consent revocation statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation of written stockholder consents by TPG-Axon Partners, LP (the “TPG-Axon Consent Solicitation”). Promptly after filing any definitive consent revocation statement with the SEC, the Company will mail the definitive consent revocation statement and a form of WHITE consent revocation card to each stockholder of SandRidge entitled to execute, withhold or revoke consents relating to the proposed TPG-Axon Consent Solicitation. STOCKHOLDERS OF SANDRIDGE ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by SandRidge through the web site maintained by the SEC at www.sec.gov.

Certain Information Regarding Participants

SandRidge and certain of its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from SandRidge stockholders in connection with the TPG-Axon Consent Solicitation under the rules of the SEC. Stockholders may obtain information regarding the names, affiliations, and interests of SandRidge’s directors and executive officers in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending December 31, 2012, filed on May 7, 2012, August 6, 2012 and November 9, 2012, respectively, and its proxy statement for the 2012 Annual Meeting, which was filed with the SEC on April 26, 2012. These documents can be obtained free of charge through the web site maintained by the SEC at www.sec.gov. Additional information regarding the interests of these participants in any solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any consent revocation statement and other relevant materials to be filed with the SEC if and when they become available.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company. Actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, as updated on its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed on November 9, 2012, and as may be further updated from time to time in the Company’s SEC filings, which are available through the web site maintained by the SEC at www.sec.gov. The Company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

SandRidge Energy Contact:

Kevin R. White

Senior Vice President

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

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